UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2005

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51133	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 La Jolla Village Drive, Suite 950

San Diego, CA 92122

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On May 12, 2005 (Japanese Standard Time), MediciNova, Inc. (hereinafter the “Company,” “we,” or “us”) filed with the Osaka Securities Exchange (the “OSE”) a Japanese report referred to as “Kessan Tanshin,” which contained, among other things, our financial results for the quarter ended March 31, 2005 (the “Tanshin”).

The Tanshin is substantially the same as the Company’s Financial Report on Form 10-Q (the “10-Q”) for the quarter ended March 31, 2005 except the following supplemental information is provided:

•	In the Tanshin, stockholders’ equity per share is stated as $1.58 and $15.34 at March 31, 2005 and December 31, 2004, respectively. The basis of this computation is summarized below:

	March 31, 2005		December 31, 2004
Stockholders’ equity		$156,443,928		$7,669,122
Common stock outstanding at period end	÷	98,855,856	÷	500,000

		$1.58		$15.34

•	In the Tanshin, we disclose that we have not changed our estimated results of operations for 2005 (January 1, 2005 - December 31, 2005) from those provided in our Kessan Tanshin filed with the OSE on March 22, 2005 and also filed as an exhibit to our Form 8-K filed with the SEC on March 22, 2005.

•	In the Tanshin, we include redeemable convertible preferred stock as a liability on our balance sheet in computing the total amount of liabilities. Therefore, in the Tanshin, we state $46,099,473 as the total amount of liabilities at December 31, 2004, while in the 10-Q, we state $2,616,397 as the total amount of liabilities at December 31, 2004. We have noted in the Tanshin that this accounting classification differs from U.S. generally accepted accounting principles, or GAAP.

•	The Tanshin provides a breakdown of some of the items on our balance sheet, which may not be explicitly stated in the 10-Q.

First, we state that the reason behind the increase of “prepaid expenses and other current assets” by $1.37 million during the first quarter of 2005 from $0.49 million at December 31, 2004 is the increased prepaid expense to contract research organizations, or CROs, due to the progress of clinical projects.

Second, we state that the reason behind the decrease of “other assets” by $2.17 million during the first quarter of 2005 from $2.17 million at December 31, 2004 is because this amount was deducted from stockholders’ equity when the costs associated with our initial public offering (the “IPO”) were deducted from stockholders’ equity at the completion of the IPO during the first quarter of 2005.

Finally, we state that the reason behind the decrease of “redeemable convertible preferred stock” by $43.5 million during the first quarter of 2005 from $43.5 million at December 31, 2004 is because the redemption right of Series C Preferred stock was eliminated upon the automatic conversion of all of the Company’s preferred stock into common stock upon the completion of the IPO during the first quarter of 2005.

•	In the Tanshin, financial statements denominated in Japanese yen are disclosed as supplementary information. The numbers were translated at 107.39 Japanese yen per U.S. dollar, which was the Telegraphic Transfer Middle Rate as of March 31, 2005.

The information in this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. The information in this Form 8-K shall not be incorporated by reference into any registration statement or filing of the Company, except as shall be expressly set forth by specific reference in such a filing.

This report may contain “forward-looking statements” as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical facts, included in this report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause the Company’s actual results to differ materially from those implied or expressed by the forward-looking statements. These forward-looking statements speak only as of the date hereof. For a discussion of factors that may cause results to differ, please see the Company’s SEC reports, including its Financial Report on Form 10-Q for the quarter ended March 31, 2005 and the Company’s Registration Statement on Form S-1 filed with the SEC on October 1, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 11, 2005	MEDICINOVA, INC.

	By:	/s/ Takashi Kiyoizumi
Takashi Kiyoizumi, M.D., Ph.D.
President and Chief Executive Officer